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                                                                 Exhibit 2.4


               FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

         This First Amendment to the Agreement and Plan of Merger (the "First Amendment") is made and entered into as of the 31st day of August,
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2004 by and among Gardner Denver, Inc., a Delaware corporation ("Buyer"),
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Neptune Holdings II, Inc., a Delaware corporation ("Merger Sub"), and
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nash_elmo Corp., a Delaware corporation (the "Company").
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                            W I T N E S S E T H:

         WHEREAS, Buyer, Merger Sub, and the Company are parties to that certain Agreement and Plan of Merger dated as of July 28, 2004 (the "Merger
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Agreement"); and
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         WHEREAS, Buyer, Merger Sub, and the Company have agreed to certain matters incidental to the consummation of the transactions contemplated by the Merger Agreement and, as a result thereof, desire to amend the Merger Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and undertakings contained herein, subject to and on the terms and conditions herein set forth, and intending to be bound hereby, the parties agree as follows:

1.       DEFINITIONS.
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         Capitalized terms used herein and not otherwise defined in this
First Amendment shall have the respective meanings ascribed to them in the Merger Agreement.

2.       SUBSIDIARY.
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         The word "Subsidiary" when used in (a) the introductory paragraph of the Merger Agreement and (b) the first sentence of Section 1.01 of the Merger Agreement is hereby amended and restated as "subsidiary".

3.       CONSENT TO CALL OPTION PURCHASE TRANSACTIONS.
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         Subject to the LLC Merger Agreement, but notwithstanding anything to the contrary contained in the Merger Agreement or any schedule or exhibit thereto, the parties hereto hereby consent to (i) the execution and delivery by the Company of option purchase agreements in substantially the forms attached hereto as Exhibit A and Exhibit B, respectively (the "Purchase
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Agreements"), and (ii) and the issuance by the Company of promissory notes
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in substantially the forms attached hereto as Exhibit C and Exhibit D,
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respectively (the "Promissory Notes") (collectively, the "Call Option
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Purchase Transactions").
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4.       AMENDMENTS TO MERGER AGREEMENT.
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         The following Section 2.07 is hereby added to Article II of the
Merger Agreement immediately following Section 2.06 of the Merger Agreement:



         2.07 Promissory Notes. Simultaneously with the Closing, Buyer shall
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         repay, or cause to be repaid, on behalf of the Company and in full satisfaction of the Promissory Notes, the Promissory Note Amount by wire transfer of immediately available funds to account(s) designated by the holders of the Promissory Notes no later than one day prior to the Closing Date.

         The definition of "Closing BC Merger Consideration" set forth in
Section 9.01 of the Merger Agreement is hereby amended and restated in its entirely as follows:

         "Closing BC Merger Consideration" means the result obtained by
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         subtracting (a) the Promissory Note Amount from (b) the product of
         (i) the number of Class A Units owned by the Company by (ii) the Estimated Closing Unit Price (as defined in the LLC Merger Agreement).

         The definition of "Final BC Merger Consideration" set forth in
Section 9.01 of the Merger Agreement is hereby amended and restated in its entirely as follows:

         "Final BC Merger Consideration" means the result obtained by
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         subtracting the (a) the Promissory Note Amount from (b) the product of (i) the number of Class A Units owned by the Company by (ii) the Final Unit Price (as defined in the LLC Merger Agreement).

         The defined term "Promissory Note Amount" shall be added to Section
9.01 of the Merger Agreement, in proper alphabetical order, as follows:

         "Promissory Note Amount" means the aggregate outstanding amount
          ----------------------
         owed (including interest) by the Company under the Promissory
         Notes.

         The defined term "Promissory Notes" shall be added to Section 9.01 of the Merger Agreement, in proper alphabetical order, as follows:

         "Promissory Notes" means those certain promissory notes issued by,
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         or to be issued by, the Company in connection with its purchase from its stockholders of their outstanding options to acquire from the Company the Class A Units held by the Company.

         The definition of "LLC Merger Agreement" set forth in Section 9.01 of the Merger Agreement is hereby amended and restated in its entirely as follows:

         "LLC Merger Agreement" means that certain Agreement and Plan of
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         Merger, dated as of the date hereof, by and among Buyer, Neptune
         Holdings I, Inc., Holdings LLC and Audax Vacuum Corp, as amended from time to time in accordance with its terms.

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5.       EFFECTIVE TIME.
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         The first sentence of Section 1.02 of the Merger Agreement is hereby amended and restated in its entirety as follows:

         Prior to the Closing, the Company shall prepare, and on the Closing Date the Company shall file with the Secretary of State of the State of Delaware, a certificate of merger (the "Certificate of
                                                          --------------
         Merger") executed in accordance with the relevant provisions of the
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         GCL and shall make all other filings or recordings required under the GCL.

6.       CLOSING DATE.
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         The second sentence of Section 2.04 of the Merger Agreement is hereby amended and restated in its entirety as follows:

         The date of the Closing is referred to herein as the "Closing
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         Date".
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7.       PAYMENTS.
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         (a) The words "at the Effective Time" when used with respect to any payment to be made, or any consideration to be delivered, under Article II of the Merger Agreement are hereby amended and restated as "at the Closing".

         (b) The parties to the Merger Agreement and the LLC Merger Agreement intend to execute a Closing Sequence and Flow of Funds Memorandum, dated as of the Closing Date (the "Funds Flow Memo"), which will describe
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the sequence of events, and the flow of funds, to occur at the Closing. For purposes of efficiency and convenience only, certain payments and transfers of funds pursuant to the Merger Agreement which are to occur on the Closing Date shall be made in accordance with the Funds Flow Memo notwithstanding that such payments and transfers of funds shall be deemed made in accordance with the Merger Agreement.

8.       CONFIDENTIALITY.
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         Notwithstanding any terms of the Confidentiality Agreements or the
Merger Agreement to the contrary, the parties acknowledge and agree that Buyer has disclosed to its banks, and certain of their agents and representatives, the fact of, and certain information relating to, the Merger, along with certain information pertaining to the Company and the Subsidiaries, for purposes of obtaining a financing facility to be used for the Merger.

9.       GENERAL PROVISIONS.
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         9.1 Except as provided above, this First Amendment shall not constitute an amendment or waiver of any provision of the Merger Agreement, which shall continue and remain in full force and effect in accordance with its terms. The Merger Agreement, as amended


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by this First Amendment is hereby ratified and affirmed in all respects. For the avoidance of doubt, to the extent that the provisions of this First Amendment conflict or are inconsistent with the provisions of the Merger Agreement, the provisions of this First Amendment shall prevail.

         9.2 All matters relating to the interpretation, construction, validity and enforcement of this First Amendment shall be governed by and construed in accordance with the domestic Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than the State of New York.

         9.3 This First Amendment may be executed in multiple counterparts (including by means of facsimile signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

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                  IN WITNESS WHEREOF, the parties have executed or caused
this First Amendment to be executed as of the date first written above.

                                       COMPANY:
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                                       NASH_ELMO CORP.


                                       By:
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                                       Name:
                                             ----------------------------------
                                       Its:
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                                       BUYER:
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                                       GARDNER DENVER, INC.


                                       By:
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                                       Name:
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                                       Its:
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                                       MERGER SUB:
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                                       NEPTUNE HOLDINGS II, INC.


                                       By:
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                                       Name:
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                                       Its:
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